UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79 T.W. Alexander Drive 4401 Research Common Building Suite 290 P.O. Box 14188 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Effective October 1, 2014, the Board of Directors (the “Board”) of NephroGenex, Inc. (the “Company”) appointed Marco Taglietti, M.D. to serve as a Class 1 Director until the 2015 annual meeting of the Company’s stockholders. A press release reflecting Dr. Taglietti’s appointment, dated October 1, 2014, is attached hereto as Exhibit 99.1.

There are no arrangements or understandings between Dr. Taglietti and any other person pursuant to which Dr. Taglietti was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Taglietti has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Taglietti has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On October 1, 2014, the Board granted to Dr. Taglietti, under and pursuant to the terms of the Amended and Restated 2007 Equity Incentive Plan, an option to purchase shares of the Company’s common stock, at an exercise price of the price at which the Company’s common stock closes on October 1, 2014, as reported by the Nasdaq Capital Market, for his services as a non-executive director of the Company, such options shall vest on the first anniversary of the date of the grant. The value of the options shall be $75,000 with the number of stock options to be determined based on a Black-Scholes calculation on the date of the grant, October 1, 2014.

In addition, Dr. Taglietti is entitled to receive an annual fee of $40,000 for his services as a non-executive director of the Company. Dr. Taglietti will also be reimbursed for certain customary business expenses in connection with attending the Board meetings. Dr. Taglietti will also serve as a member of the Audit and Compensation Committees of the Board.

On October 1, 2014, Robert R. Seltzer will no longer be a member of the Audit Committee, Dr. Taglietti will serve on the Audit Committee as his successor.

Prior to its recent acquisition, Dr. Taglietti served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories, Inc. He also served as President, Chief Medical Officer of the Forest Research Institute. Prior to joining Forest Laboratories, Inc. in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel Laboratories, Inc. after 12 years at Schering-Plough Corporation where he last held the position of Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. Over the course of his career, he has brought to market 35 different products in the U.S. and internationally. Dr. Taglietti is on the Board of Directors of TransCelerate BioPharma Inc. He received his medical degree and board certifications from the University of Pavia in Italy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: October 1, 2014	/s/ Pierre Legault
Pierre Legault Chief Executive Officer

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